EXHIBIT 24.1

POWER-OF-ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, William P. Lauder and Richard W. Kunes, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2008 of The Estée Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title (s)	Date

/s/ WILLIAM P. LAUDER	Chief Executive Officer	August 21, 2008
William P. Lauder	and a Director
(Principal Executive Officer)

/s/ LEONARD A. LAUDER	Chairman of the Board of	August 21, 2008
Leonard A. Lauder	Directors

/s/ CHARLENE BARSHEFSKY	Director	August 21, 2008
Charlene Barshefsky

/s/ ROSE MARIE BRAVO	Director	August 21, 2008
Rose Marie Bravo

/s/ PAUL J. FRIBOURG	Director	August 21, 2008
Paul J. Fribourg

/s/ MELLODY HOBSON	Director	August 21, 2008
Mellody Hobson

/s/ IRVINE O. HOCKADAY, JR.	Director	August 21, 2008
Irvine O. Hockaday, Jr.

/s/ AERIN LAUDER	Director	August 21, 2008
Aerin Lauder

/s/ RONALD S. LAUDER	Director	August 21, 2008
Ronald S. Lauder

/s/ RICHARD D. PARSONS	Director	August 21, 2008
Richard D. Parsons

/s/ LYNN FORESTER DE ROTHSCHILD	Director	August 21, 2008
Lynn Forester De Rothschild

/s/ BARRY S. STERNLICHT	Director	August 21, 2008
Barry S. Sternlicht

/s/ RICHARD W. KUNES	Executive Vice President and	August 21, 2008
Richard W. Kunes	Chief Financial Officer (Principal Financial and Accounting Officer)